UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 8, 2006

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah		84790
(Address of principal executive offices)		(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02—RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 9, 2006, SkyWest, Inc. (“SkyWest”) issued a press release announcing its financial results for the quarter and year ending December 31, 2005.  The full text of SkyWest’s press release, together with related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.  The information in this paragraph (including Exhibit 99.1) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 3.01—NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

During the quarter ended December 31, 2005, SkyWest discovered that in January and July 2005 it had issued shares of common stock under its Employee Stock Purchase Plan (the “Purchase Plan”) that exceeded the number of shares authorized for issuance under the Purchase Plan.  On February 8, 2006, after reviewing the issues associated with the over issuance, including SkyWest’s amendment of the SkyWest, Inc. Executive Stock Incentive Plan (the “Executive Plan”) and the SkyWest, Inc. 2001 Allshare Stock Option Plan (the “Allshare Plan”) to reduce the number of shares issuable pursuant to those plans by a number that exceeded the number of shares issued in excess of the number of shares authorized pursuant to the Purchase Plan, the staff of The Nasdaq Stock Market notified SkyWest that the issuance of shares of common stock in excess of the number of shares authorized pursuant to the Purchase Plan was in violation of the shareholder approval rule set forth in Nasdaq Marketplace Rule 4350(i)(1)(A).  The Nasdaq staff letter also notified SkyWest that the reduction in the number of shares issuable pursuant to the Executive Plan and the Allshare Plan, both of which had been previously approved by SkyWest shareholders, had the effect of restoring SkyWest’s compliance with Marketplace Rule 4350(i)(1)(A).  The Nasdaq staff letter indicates that, as of the date of the letter, the matter is closed.

Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements.  “SkyWest” may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: bankruptcy proceedings of Delta Air Lines, Inc.; the failure to integrate the operations and employees of SkyWest and Atlantic Southeast Airlines, Inc. (“ASA”) and achieve the anticipated synergies as a result of the acquisition; the failure SkyWest Airlines, Inc. and ASA to successfully operate as anticipated under the terms of their respective Delta Connection Agreements; the impact of negotiations with ASA’s organized labor forces and the impact of the costs of such labor forces on SkyWest’s operations and financial condition; the failure to accurately forecast acquisition-related costs; and the challenges of competing successfully in a highly competitive and rapidly changing industry.  Other factors that may cause actual results to vary from SkyWest’s expectations include developments associated with fluctuations in the economy and the demand for air travel; bankruptcy proceedings involving United Air Lines, Inc.; ongoing negotiations between SkyWest and its major partners regarding their contractual relationships;

variations in market and economic conditions; employee relations and labor costs;  rapidly escalating fuel costs; the degree and nature of competition; potential fuel shortages in markets where SkyWest Airlines, Inc. or ASA operates; the impact of weather-related or other natural disasters on air travel and airline costs; the ability of SkyWest Airlines, Inc. and ASA to expand services in new and existing markets and to maintain profit margins in the face of pricing pressures; aircraft deliveries; SkyWest’s ability to obtain financing; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including the section of SkyWest’s Annual Report on Form 10-K, entitled “Factors That May Affect Future Results.”

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location
99.1	Press release dated February 9, 2006	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: February 9, 2006	By	/s/ Bradford R. Rich

Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer